                                                                   EXHIBIT 10.19

                          STATE STREET GLOBAL ADVISORS
                           INCENTIVE COMPENSATION PLAN

  I.  Purpose

           The purpose of the plan is to provide participants with significant incentive to enhance the financial performance of State Street Global Advisors ("SSgA") and State Street Boston Corporation ("SSB").

 II.  Funding and Incentive Pool

           Annual financial targets and funding level of the Incentive Pool shall be determined by the CEO of SSgA and the CEO of SSB, subject to the approval of the Executive Compensation Committee of SSB. Annual financial targets, incentive funding levels and operating procedures shall be attached as Schedule A, and amended from time to time, as required.

           The Incentive Pool shall be allocated between Annual Incentive Awards and a Long Term element. The CEO of SSgA shall determine the percentage of such allocation. Subject to the approval of the CEO of SSB, the CEO of SSgA shall establish financial targets and procedures for the Long Term element.

III.  Eligibility and Participation

           All officers and full time non-officers of SSgA are eligible to participate in the Annual Incentive Awards element of the plan. Additionally, such senior officers who have responsibility for direct impact on the financial success of SSgA shall be eligible to participate in the Long Term element of the plan. Participation in the Long Term element of the plan requires prior approval of the CEO of SSB.

 IV.  Miscellaneous

           No payment shall be made to any employee who ceases to be employed by SSgA, or SSB or one of its subsidiaries, provided, however, that this provision shall not apply if the participant's employment is terminated by reason of death or disability prior to the date of actual payment of incentive or deferral.

           Should a participant in the plan be terminated as a result of a change in control of either SSgA or any existing balances or deferrals shall be paid at the time of such termination.

                          STATE STREET GLOBAL ADVISORS
                                   SCHEDULE A
               FINANCIAL TARGETS, FUNDING AND OPERATING PROCEDURES
                                      1996


  I.  Financial Targets and Incentive Pool Funding

           The incentive pool will be generated based upon achievement of Net Income Before Taxes and Incentive Compensation ("NIBTIC"). For 1996, the pool will be as follows:

           a.  Below $77.0 million NIBTIC, no incentives will be paid.

           b. At $77.0 million NIBTIC, the incentive pool will be $15.0 million.

           c. At $104.7 million NIBTIC, the incentive pool will be $26.8 million.

           d. Between NIBTIC of $77.0 million and $104.7 million, the incentive pool will rise from $15.0 million to $26.8 million in direct proportion with the increase in NIBTIC from $77.0 million to $104.7 million.

           e. Above $104.7 million NIBTIC, one half NIBTIC will be added to the incentive pool.

 II.  Award Procedures

           Recommendation and approval of awards shall be as follows:

           a.  Only participants meeting job standards are eligible for awards.

           b. Participants' managers shall recommend award amounts based upon each participant's contribution to the financial performance of SSgA.

           c. Award recommendations are subject to the approval of the CEO of SSgA, the CEO and the Executive Compensation Committee of SSB.

           Payments of awards shall be made in accordance with the following provision:

           a.  Awards to non-officer participants shall be made in February
               1997.

           b.  Awards to officer participants shall be made as follows:

                    o   70% in February 1997
                    o   15% in February 1998
                    o   15% in February 1999

           c. Deferred payments shall earn interest equal to the effective yield to maturity on the one year U.S. Treasury note with an issue date closest to February 15, 1997.

          All payments are subject to applicable country, state and local tax requirements and shall be made in accordance with the procedures and standards established by SSB for other compensation.